Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for Nine Months Ended September 30, 2007

Contact: Aaron Uhde Phone: +1 404 479 2956 Contact: Michael Perman Phone: +44 (0) 207 065 3942
London, November 8, 2007 — Invesco (NYSE: IVZ) reported that operating profit increased by 45.4% for the nine months ended September 30, 2007 to $777.9 million (nine months ended September 30, 2006: $535.1 million). Diluted earnings per share was $0.60 for the nine months ended September 30, 2007 (nine months ended September 30, 2006: $0.40).
“Invesco’s solid performance throughout 2007 is illustrated by record assets under management, a 45% increase in operating profits over the first nine months of 2006 and an improving operating margin of 37% over last year’s 30%,” said Martin L. Flanagan, President and CEO of Invesco. “Invesco’s shareholders have responded very positively to our Board’s September recommendation that the company move its primary listing from the London Stock Exchange to the New York Stock Exchange, and we remain on schedule for the targeted completion of this action on December 4, 2007.”

	Results for Nine Months Ended(a)
	Sept 30,		Sept 30,		%
	2007		2006		Change
Assets under management	$507.2	b	$440.6	b	15.1%
Net revenues(b)	$2,113.5	m	$1,759.3	m	20.1%
Operating expenses	$1,335.6	m	$1,224.2	m	9.1%
Operating profit	$777.9	m	$535.1	m	45.4%
Net operating margin(c)	36.8%		30.4%
Profit before tax	$757.5	m	$506.4	m	49.6%
Earnings per share:
—basic	$0.62		$0.41
—diluted	$0.60		$0.40

	Results for Three Months Ended(a)
	Sept 30,		June 30,		%	Sept 30,		%
	2007		2007		Change	2006		Change
Assets under management	$507.2	b	$491.6	b	3.2%	$440.6	b	15.1%
Net revenues(b, d)	$720.3	m	$722.5	m	(0.3)%	$587.1	m	22.7%
Operating expenses	$451.3	m	$450.8	m	0.1%	$430.3	m	4.9%
Operating profit	$269.0	m	$271.7	m	(1.0)%	$156.8	m	71.6%
Net operating margin(c)	37.4%		37.6%			26.7%
Profit before tax	$263.3	m	$261.5	m	0.7%	$150.5	m	75.0%
Earnings per share:
—basic	$0.21		$0.21			$0.13
—diluted	$0.21		$0.21			$0.13

(a)	These results have been prepared in accordance with IFRS.

(b)	Net revenues represent total revenues less third-party distribution, service and advisory fees.

(c)	Net operating margin is equal to operating profit divided by net revenues.

(d)	Net revenues include performance fees of $4.0 million for the three months ended September 30, 2007 (three months ended June 30, 2007: $34.4 million; three months ended September 30, 2006: $10.4 million).

Earnings Summary
Net revenues for the nine months ended September 30, 2007 were $2,113.5 million (nine months ended September 30, 2006: $1,759.3 million). Net revenues for the nine months ended September 30, 2007 included performance fees of $57.2 million (nine months ended September 30, 2006: $56.2 million). Operating expenses totaled $1,335.6 million for the nine months ended September 30, 2007 (nine months ended September 30, 2006: $1,224.2 million). The net operating margin for the nine months ended September 30, 2007 was 36.8% (nine months ended September 30, 2006: 30.4%).
Net revenues for the three months ended September 30, 2007 were $720.3 million (three months ended June 30, 2007: $722.5 million; three months ended September 30, 2006: $587.1 million). Net revenues for the three months ended September 30, 2007 included performance fees of $4.0 million (three months ended June 30, 2007: $34.4 million; three months ended September 30, 2006: $10.4 million). Operating expenses totaled $451.3 million for the three months ended September 30, 2007 (three months ended June 30, 2007: $450.8 million; three months ended September 30, 2006: $430.3 million) and included a $7.4 million provision related to office space that the company has vacated and subleased. The net operating margin for the three months ended September 30, 2007 was 37.4% (three months ended June 30, 2007: 37.6%; three months ended September 30, 2006: 26.7%).
Capital Management
Net debt (total debt less cash and cash equivalents) as of September 30, 2007 was $40.8 million compared to $330.8 million as of June 30, 2007 and $483.1 million as of December 31, 2006.
On June 13, 2007 the company’s board of directors authorized a share repurchase program of up to $500.0 million of the company’s ordinary shares. The share repurchase authorization has an expiration of June 30, 2008. As of September 30, 2007, $105.2 million of the company’s ordinary shares had been repurchased, representing 8.5 million shares, which are reflected as an increase in Treasury shares on the balance sheet. Of the total amount authorized, $394.8 million remains as of September 30, 2007.
The interim dividend of $0.082 per share was paid on October 25, 2007.
Assets Under Management
Assets under management (AUM) at September 30, 2007 were $507.2 billion (June 30, 2007: $491.6 billion). Average AUM during the third quarter of 2007 were $494.7 billion, compared to $484.3 billion for the second quarter of 2007 and $426.4 billion for the third quarter of 2006.

Long-term net inflows for the nine months ended September 30, 2007 were $1.6 billion, with inflows of $89.0 billion and outflows of $87.4 billion. For the three months ended September 30, 2007, long-term net inflows were $0.2 billion, with inflows of $31.1 billion and outflows of $30.9 billion. Money market net inflows in the nine months ended September 30, 2007 were $6.6 billion (not included in long-term flows above), with net inflows of $5.7 billion in the third quarter of 2007 and net inflows of $1.8 billion in the second quarter of 2007. Further analysis of AUM is included in the supplemental schedules to this release.
Regulatory Developments
This earnings release includes financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union, with reconciliation to U.S. Generally Accepted Accounting Principles (U.S. GAAP). Prior to July 2007, Invesco was a “foreign private issuer” for purposes of the filing and disclosure requirements under the U.S. federal securities laws. As a foreign private issuer, Invesco prepared its financial statements in accordance with IFRS, with an annual reconciliation to U.S. GAAP. Since Invesco no longer qualifies as a foreign private issuer, Invesco is required to present its financial statements in SEC periodic reports in accordance with U.S. GAAP. Like this earnings release, the financial statements to be included in Invesco’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 will be prepared in accordance with IFRS, consistent with Invesco’s past periodic reports, including its Annual Report on Form 20-F for the year ended December 31, 2006, and will include a reconciliation to U.S. GAAP. The SEC staff has informed Invesco that it will not object to this presentation for purposes of the Form 10-Q. Invesco will begin presenting its financial statements in accordance with U.S. GAAP in its Form 10-K for the year ended December 31, 2007.
Also as a result of no longer qualifying as a foreign private issuer, Invesco is now subject to more extensive SEC filing requirements in the U.S. in addition to the existing requirements of the Financial Services Authority in the United Kingdom. Invesco, as previously announced, therefore intends to move its primary listing from the London Stock Exchange to the New York Stock Exchange and relocate its domicile from the United Kingdom to Bermuda. An Extraordinary General Meeting of shareholders will convene on November 14, 2007, to allow shareholders to approve the change in domicile and the move of the primary listing of Invesco shares from the London Stock Exchange to the New York Stock Exchange. The company estimates that the one-time costs associated with this transition will be approximately $12 million to be incurred in the fourth quarter of 2007.
# # #
Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities including AIM, Atlantic Trust, Invesco, Perpetual, Powershares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the London, New York and

Toronto stock exchanges under the symbol IVZ. Additional information is available at www.invesco.com.
Members of the investment community and general public are invited to listen to the conference call today, Thursday, November 8, 2007, at 2:30 p.m. GMT (9:30 a.m. EST), by dialing one of the following numbers: 1-517-268-4676 for international callers or 1-888-455-2053 for U.S. and Canadian callers. An audio replay of the conference call will be available until Thursday, November 16, 2007, at 10:00 p.m. GMT (5:00 p.m. EST) by calling 1-203-369-3116 for international callers or 1-800-388-1293 for U.S. and Canadian callers. The presentation slides that will be reviewed during the conference call will be available on Invesco’s Web site at www.invesco.com.
# # #
This release may include statements that constitute “forward-looking statements” under the United States securities laws. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this release, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees of performance. Although we make these statements based on assumptions believed to be reasonable, there can be no assurance that actual results will not materially differ from our expectations. We caution you not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Annual Report on Form 20-F, as filed with the U.S. Securities and Exchange Commission. You may obtain this report from the SEC’s Web site at www.sec.gov.

INVESCO PLC
Consolidated Income Statement
(Unaudited, in millions, other than per share amounts and headcount)

	Nine Months Ended
	September 30,		%
	2007	2006	Change
Revenues
Management	$2,363.3	$1,887.6	25.2%
Service and distribution	442.3	399.4	10.7%
Other	78.6	75.6	4.0%

Total revenues	2,884.2	2,362.6	22.1%
Third-party distribution, service and advisory fees	(770.7)	(603.3)	27.7%

Net revenues	2,113.5	1,759.3	20.1%

Operating expenses
Compensation	829.3	793.1	4.6%
Marketing	114.7	103.3	11.0%
Property and office	95.2	81.1	17.4%
Technology and telecommunications	87.9	92.7	(5.2)%
General and administrative	208.5	154.0	35.4%

Total operating expenses	1,335.6	1,224.2	9.1%

Operating profit	777.9	535.1	45.4%

Interest income	36.9	16.9	118.3%
Other realized gains	22.0	18.8	17.0%
Other realized losses	(13.6)	(8.1)	67.9%
Interest expense	(65.7)	(56.3)	16.7%

Profit before taxation	757.5	506.4	49.6%
Taxation — U.K.	(95.5)	(52.8)	80.9%
Taxation — outside of the U.K.	(165.2)	(125.7)	31.4%

Profit after taxation	496.8	327.9	51.5%
Profit attributable to minority interests	(3.4)	(1.3)	161.5%

Profit attributable to equity holders of the parent	$493.4	$326.6	51.1%

Earnings per share:
—basic	$0.62	$0.41
—diluted	$0.60	$0.40

Average shares outstanding:
—basic	798.9	791.0
—diluted	820.4	810.7

Ending Headcount	5,390	5,499

INVESCO PLC
Consolidated Income Statement
(Unaudited, in millions, other than per share amounts and headcount)

	Q307	Q207	% Change	Q306	% Change
Revenues
Management	$816.2	$810.0	0.8%	$641.7	27.2%
Service and distribution	150.6	148.3	1.6%	130.8	15.1%
Other	26.1	28.3	(7.8)%	18.8	38.8%

Total revenues	992.9	986.6	0.6%	791.3	25.5%
Third-party distribution, service and advisory fees	(272.6)	(264.1)	3.2%	(204.2)	33.5%

Net revenues	720.3	722.5	(0.3)%	587.1	22.7%

Operating expenses
Compensation	273.1	272.5	0.2%	288.3	(5.3)%
Marketing	41.3	36.2	14.1%	31.6	30.7%
Property and office	36.5	29.2	25.0%	27.1	34.7%
Technology and telecommunications	30.4	29.3	3.8%	30.5	(0.3)%
General and administrative	70.0	83.6	(16.3)%	52.8	32.6%

Total operating expenses	451.3	450.8	0.1%	430.3	4.9%

Operating profit	269.0	271.7	(1.0)%	156.8	71.6%

Interest income	14.2	12.4	14.5%	6.6	115.2%
Other realized gains	7.9	5.6	41.1%	11.2	(29.5)%
Other realized losses	(7.4)	(5.5)	34.5%	(4.4)	68.2%
Interest expense	(20.4)	(22.7)	(10.1)%	(19.7)	3.6%

Profit before taxation	263.3	261.5	0.7%	150.5	75.0%
Taxation — U.K.	(40.0)	(29.5)	35.6%	(15.4)	159.7%
Taxation — outside of the U.K.	(50.2)	(60.7)	(17.3)%	(32.9)	52.6%

Profit after taxation	173.1	171.3	1.1%	102.2	69.4%
Profit attributable to minority interests	(2.5)	(0.3)	733.3%	(0.2)	1,150.0%

Profit attributable to equity holders of the parent	$170.6	$171.0	(0.2)%	$102.0	67.3%

Earnings per share:
—basic	$0.21	$0.21		$0.13
—diluted	$0.21	$0.21		$0.13

Average shares outstanding:
—basic	799.9	799.8		790.3
—diluted	821.0	821.2		809.6

Ending Headcount	5,390	5,392		5,499

INVESCO PLC
Consolidated Balance Sheet
(Unaudited, in millions)

	September 30,	December 31,
	2007	2006
Non-current assets
Goodwill	$5,189.8	$4,906.6
Intangible assets	267.4	296.7
Property and equipment	149.6	165.8
Deferred sales commissions	52.0	55.9
Deferred tax assets	248.7	212.1
Investments	158.7	158.1

	6,066.2	5,795.2

Current assets
Trade and other receivables	1,479.6	997.4
Investments	126.5	134.9
Cash and cash equivalents	1,102.4	789.6
Assets held for policyholders	1,892.6	1,574.9

	4,601.1	3,496.8

Total assets	10,667.3	9,292.0

Non-current liabilities
Long-term debt	(1,143.2)	(972.7)
Provisions	(472.6)	(461.8)

	(1,615.8)	(1,434.5)

Current liabilities
Current maturities of long-term debt	—	(300.0)
Trade and other payables	(1,811.1)	(1,384.3)
Taxation	(148.5)	(95.4)
Provisions	(194.3)	(227.8)
Policyholder liabilities	(1,892.6)	(1,574.9)

	(4,046.5)	(3,582.4)

Total liabilities	(5,662.3)	(5,016.9)

Net assets	$5,005.0	$4,275.1

Equity
Share capital	$84.6	$83.2
Share premium	328.5	205.1
Treasury shares	(105.2)	—
Shares held by employee trusts	(684.1)	(601.7)
Exchangeable shares	352.5	377.4
Retained earnings	1,541.9	1,054.9
Other reserves	3,473.4	3,151.2

Equity attributable to equity holders of the parent	4,991.6	4,270.1
Equity attributable to minority interests	13.4	5.0

Total equity	$5,005.0	$4,275.1

INVESCO PLC
Consolidated Statement of Changes in Equity
(Unaudited, in millions)

				Shares
				Held by
	Share	Share	Treasury	Employee	Exchange-	Retained	Other	Minority
	Capital	Premium	Shares	Trusts	able Shares	Earnings	Reserves	Interests	Total

January 1, 2007	$83.2	$205.1	—	$(601.7)	$377.4	$1,054.9	$3,151.2	$5.0	$4,275.1

Profit attributable to equity holders of the parent	—	—	—	—	—	493.4	—	—	493.4
Currency translation differences on investments in overseas subsidiaries	—	—	—	—	—	42.8	299.1	0.3	342.2
Net movement on available-for-sale reserve	—	—	—	—	—	—	(8.7)	—	(8.7)

Total recognized income and expense attributable to equity holders of the parent	—	—	—	—	—	536.2	290.4	0.3	826.9

Total equity before transactions with owners	83.2	205.1	—	(601.7)	377.4	1,591.1	3,441.6	5.3	5,102.0
Employee share plans:
Share-based compensation credit	—	—	—	—	—	69.0	—	—	69.0
Vested Stock	—	—	—	31.8	—	(31.8)	—	—	—
Exercise of options	1.2	97.9	—	—	—	—	—	—	99.1
Increase in shares held by employee trusts	—	—	—	(114.2)	—	—	—	—	(114.2)
Increase in treasury shares	—	—	(105.2)	—	—	—	—	—	(105.2)
Tax taken to/recycled from equity	—	—	—	—	—	—	26.5	—	26.5
Dividends	—	—	—	—	—	(86.4)	—	—	(86.4)
Issuance of new shares for acquisition earn-out	0.1	0.7	—	—	—	—	5.3	—	6.1
Conversion of exchangeable shares into ordinary shares	0.1	24.8	—	—	(24.9)	—	—	—	—
Total amounts attributable to minority interests	—	—	—	—	—	—	—	8.1	8.1

September 30, 2007	$84.6	$328.5	$(105.2)	$(684.1)	$352.5	$1,541.9	$3,473.4	$13.4	$5,005.0

January 1, 2006	$81.8	$85.0	—	$(413.5)	$431.8	$638.7	$2,789.2	$3.3	$3,616.3

Profit attributable to equity holders of the parent	—	—	—	—	—	326.6	—	—	326.6
Currency translation differences on investments in overseas subsidiaries	—	—	—	—	—	(53.0)	284.8	0.2	232.0
Net movement on available-for-sale reserve	—	—	—	—	—	—	(22.6)	—	(22.6)

Total recognized income and expense attributable to equity holders of the parent	—	—	—	—	—	273.6	262.2	0.2	536.0

Total equity before transactions with owners	81.8	85.0	—	(413.5)	431.8	912.3	3,051.4	3.5	4,152.3
Employee share plans:
Share-based compensation credit	—	—	—	—	—	101.9	—	—	101.9
Exercise of options	0.9	48.6	—	—	(0.8)	—	—	—	48.7
Increase in shares held by employee trusts	—	—	—	(155.9)	—	—	—	—	(155.9)
Tax taken to/recycled from equity	—	—	—	—	—	—	20.1	—	20.1
Dividends	—	—	—	—	—	(80.3)	—	—	(80.3)
Issuance of new shares for acquisition earn-out	—	0.8	—	—	—	—	—	—	0.8
Conversion of exchangeable shares into ordinary shares	0.1	26.9	—	—	(27.0)	—	—	—	—
Total amounts attributable to minority interests	—	—	—	—	—	—	—	1.3	1.3

September 30, 2006	$82.8	$161.3	—	$(569.4)	$404.0	$933.9	$3,071.5	$4.8	$4,088.9

INVESCO PLC
Consolidated Cash Flow Statement
(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Profit attributable to equity holders of the parent	$493.4	$326.6
Adjustments to reconcile profit to net cash provided by operating activities:
Amortization and depreciation	68.5	49.9
Amortization of share-related compensation	73.4	107.7
Increase in receivables	(493.5)	(324.6)
Increase in payables	525.7	117.0
Net loss/(gain) on disposal of assets	2.0	(0.1)
Decrease/(increase) in current investments	17.3	(44.9)

Net cash inflow from operating activities	686.8	231.6

Investing activities:
Purchases of property and equipment	(25.4)	(26.3)
Disposals of property and equipment	—	1.3
Purchases of long-term investments	(41.2)	(85.3)
Disposals of long-term investments	36.6	48.8
Acquisitions of businesses	(10.8)	(100.5)

Net cash outflow from investing activities	(40.8)	(162.0)

Financing activities:
Issuance of new ordinary share capital	99.1	48.4
Purchases of treasury shares	(90.5)	—
Purchases of shares held by employee trusts	(146.4)	(155.9)
Dividend paid	(86.4)	(80.3)
Net (payment)/draw on credit facility	(129.0)	44.0
Issuance of senior notes	300.0	—
Repayment of senior notes	(300.0)	—

Net cash outflow from financing activities	(353.2)	(143.8)

Increase/(decrease) in cash and cash equivalents	292.8	(74.2)
Foreign exchange movement on cash and cash equivalents	20.0	22.7
Cash and cash equivalents, beginning of period	789.6	715.7

Cash and cash equivalents, end of period	$1,102.4	$664.2

Supplemental Cash Flow Information:
Interest paid	$(49.8)	$(59.7)
Interest received	$36.3	$17.9
Taxes paid	$(213.0)	$(164.2)

Notes
1.	Accounting policies

The accounting policies applied to the information in the earnings release follow International Financial Reporting Standards (IFRS) in effect as of the date of this release and are consistent with those applied in the 2006 Annual Report. Refer to the 2006 Annual Report, available at www.invesco.com, for a more detailed discussion of these policies. IFRS comprise standards and interpretations approved by the International Accounting Standards Board and its predecessors. As of September 30, 2007, all issued IFRS were also adopted by the European Commission, with the exception of IFRIC 14, “IAS 19 — The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction,” which is effective for periods commencing January 1, 2008, IFRS 8, “Operating Segments,” which is effective for periods commencing January 1, 2009, but which is not expected to result in changes to the company’s single-segment approach, and the amendments to IAS 1, “Presentation of Financial Statements (Revised)” and IAS 23, “Borrowing Costs,” which are also effective for periods commencing January 1, 2009. These new standards are not expected to have a material impact on the company’s consolidated financial statements. IFRS 7, “Financial Instruments: Disclosures,” and the related amendment to IAS 1, “Presentation of Financial Statements, Capital Disclosures,” are effective and were adopted for periods commencing January 1, 2007. The company has adopted IFRIC 11, “Group and Treasury Share Transactions,” which has provided additional guidance for accounting for share-based payment transactions upon award vesting between the parent and its subsidiaries. The application of IFRIC 11 did not have a material impact on the company’s consolidated financial statements.

The interim financial information has been prepared under the measurement and recognition principles of IFRS as permitted by the Committee of European Securities Regulators and does not purport to be a complete or condensed set of interim financial statements in accordance with IAS 34, “Interim Financial Reporting.”

This earnings release includes financial statements prepared in accordance with IFRS as adopted by the European Union, with reconciliation to U.S. GAAP. Prior to July 2007, Invesco was a “foreign private issuer” for purposes of the filing and disclosure requirements under the U.S. federal securities laws. As a foreign private issuer, Invesco prepared its financial statements in accordance with IFRS, with an annual reconciliation to U.S. GAAP. Since Invesco no longer qualifies as a foreign private issuer, Invesco is required to present its financial statements in SEC periodic reports in accordance with U.S. GAAP. Like this earnings release, the financial statements to be included in Invesco’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 will be prepared in accordance with IFRS, consistent with Invesco’s past periodic reports, including its Annual Report on Form 20-F for the year ended December 31, 2006, and will include a reconciliation to U.S. GAAP. The SEC staff has informed Invesco that it will not object to this presentation for purposes of the Form 10-Q. Invesco will begin presenting its financial statements in accordance with U.S. GAAP in its Form 10-K for the year ended December 31, 2007.
As a result of no longer qualifying as a foreign private issuer, a U.S. GAAP annual report on Form 10-K is required to be filed with the SEC in addition to an IFRS annual report prepared for U.K. regulations. The accounting policies applied to the information in this earnings release are expected to be consistent with those that would be applied in the 2007 IFRS Annual Report if the initiative to change the company’s primary listing and domicile described in Note 7 is not completed by December 31, 2007. If the initiative is completed prior to this date, INVESCO PLC will be replaced as the parent company by Invesco Ltd., and Invesco Ltd. will be required to report consolidated financial statements solely in accordance with U.S. GAAP, and consolidated financial statements under IFRS would no longer be required. A reconciliation of profit attributable to equity holders of the parent and equity attributable to equity holders of the parent under IFRS to net income and shareholders’ equity under U.S. GAAP is included in Note 9.

Certain prior year balance sheet amounts have been reclassified to conform to the current year presentation of those amounts.

2.	Taxation

A significant portion of the tax charge arose from U.S., U.K., and Canadian operations. The effective tax rate was 34.4% for the nine months ended September 30, 2007 (the nine months ended September 30, 2006: 35.2%).

3.	Earnings per share

Basic earnings per share is based on the weighted average number of ordinary and exchangeable shares outstanding during the respective periods, excluding shares purchased and held by employee trusts and held in treasury. Diluted earnings per share takes into account the effect of the potential issuance of ordinary shares.

	Nine Months Ended September 30, 2007
	Profit attributable
	to equity holders	Number of	Per share
(in millions, other than per share amounts)	of the parent	shares	amount
Basic earnings per share	$493.4	798.9	$0.62

Dilutive effect of share-based awards	—	21.5

Diluted earnings per share	$493.4	820.4	$0.60

	Nine Months Ended September 30, 2006
	Profit attributable
	to equity holders	Number of	Per share
(in millions, other than per share amounts)	of the parent	shares	amount
Basic earnings per share	$326.6	791.0	$0.41

Dilutive effect of share-based awards	—	19.7

Diluted earnings per share	$326.6	810.7	$0.40

4.	WL Ross & Co. LLC Acquisition

In accordance with IFRS 3, “Business Combinations,” Invesco has completed its evaluation of the assets and liabilities acquired in connection with the purchase of WL Ross & Co., which closed in October 2006. As a result of this evaluation, $100.0 million initially included in goodwill has been reclassified to intangible assets associated with post acquisition employment arrangements, to be amortized over a period of approximately five years. The balance sheet as of December 31, 2006 has been adjusted to reflect this evaluation.

5.	Long-term debt

On January 15, 2007, $300.0 million of 5.9% senior notes matured. The company utilized its credit facility to satisfy the maturity and on April 17, 2007 issued $300.0 million of 5.625% senior notes. The notes will mature on April 17, 2012 and pay interest semi-annually on April 17 and October 17.

6.	Purchases of ordinary shares

The company’s global stock plan trust purchased 9.6 million ordinary shares at a cost of $114.2 million during the nine months ended September 30, 2007. These shares will be held to satisfy existing and future employee share awards under share-based payment programs.

The company purchased 8.5 million ordinary shares at a cost of $105.2 million during the nine months ended September 30, 2007. These shares are held in Treasury.

7.	Subsequent events

Between October 1, 2007 and October 8, 2007, the company purchased 1,200,000 shares at a cost of $17.1 million. On October 8, 2007, the company entered into an irrevocable, non-discretionary program to purchase shares on its own behalf up to $40.0 million (or 2.5 million shares) from October 9, 2007 to November 8, 2007. As of the close of trading on November 7, 2007, the program had acquired 2,488,843 shares at a cost of $36.4 million.

Also as a result of no longer qualifying as a foreign private issuer, Invesco is now subject to more extensive SEC filing requirements in the U.S. in addition to the existing requirements of the Financial Services Authority in the United Kingdom. Invesco therefore intends to move its primary listing from the London Stock Exchange to the New York Stock Exchange and relocate its domicile from London to Bermuda. An Extraordinary General Meeting of shareholders will convene on November 14, 2007, to allow shareholders to approve the change in domicile and the move of the primary listing of Invesco shares from the London Stock Exchange to the New York Stock Exchange.

8.	Dividends

A final dividend in respect of 2006 of $0.104 per share ($86.4 million: $84.4 million for ordinary shares and $2.0 million for exchangeable shares) was approved at the Annual General Meeting of Shareholders on May 23, 2007, and was paid on May 30, 2007.

The 2007 interim dividend of $0.082 per share ($68.6 million: $67.1 million for ordinary shares and $1.5 million for exchangeable shares) was paid on October 25, 2007, to shareholders on the register on September 21, 2007. The ex-dividend date for the dividend was September 19, 2007.

9.	Reconciliation to U.S. accounting principles

The company prepares its condensed consolidated financial statements in accordance with IFRS, which differ in certain material respects from U.S. GAAP.

The following is a summary of material adjustments to profit attributable to equity holders of the parent, which would be required if U.S. GAAP had been applied instead of IFRS.

	For the three months		For the nine months
	ended September 30,		ended September 30,
(in millions, other than per share amounts)	2007	2006	2007	2006
Profit attributable to equity holders of the parent (IFRS)	$170.6	$102.0	$493.4	$326.6
Compensation:
Retirement benefit plans (a)	(1.6)	(1.8)	(4.9)	(5.4)
Redundancy and reorganizations (b)	—	—	(1.2)	(13.1)
Interest expense — discounting of contingent consideration (c)	4.0	—	12.1	—
Taxation (d)	(1.6)	0.6	(4.5)	6.5

Net income (U.S. GAAP) (e)	$171.4	$100.8	$494.9	$314.6

Earnings per share (U.S. GAAP):
— basic	$0.21	$0.13	$0.62	$0.40
— diluted	$0.21	$0.12	$0.60	$0.39
The following is a summary of material adjustments to equity attributable to equity holders of the parent, which would be required if U.S. GAAP had been applied instead of IFRS.

(in millions)	September 30, 2007	December 31, 2006
Equity attributable to equity holders of the parent (IFRS)	$4,991.6	$4,270.1
Non-current assets:
Goodwill (c)	1,527.8	1,480.8
Deferred taxation (d)	(88.2)	(68.2)
Non-current liabilities:
Provisions — Retirement benefit plans (a)	25.6	28.7
Provisions — acquisition (c)	317.9	305.8
Current liabilities:
Accruals and other — redundancy and reorganizations (b)	—	1.2
Interim dividend (f)	(68.6)	—
Corporation taxation (d)	(15.0)	—
Provisions — acquisition and other (c)	144.5	150.5

Total shareholders’ equity (U.S. GAAP) (e)	$6,835.6	$6,168.9

a: Retirement benefit plans
Under IFRS, amounts recognized as a net liability for defined benefit pension and post-retirement medical obligations include the actuarially-determined defined benefit obligation, less the fair value of plan assets, less the unrecognized net actuarial losses, plus the credit to prior service costs recognized during the year. Under U.S. GAAP, pursuant to the company’s adoption of FAS 158 in 2006, amounts recognized as a net liability on the balance sheet include only the actuarially-determined defined benefit obligation less the fair value of plan assets (the funded status of the plans). Under U.S. GAAP, the unrecognized net actuarial losses and the credit to prior service costs are recorded directly to other comprehensive income. Additionally, upon transition to IFRS at January 1, 2004, the company’s cumulative unrecognized net actuarial losses were reset to zero and accordingly are building up again only from the IFRS transition date. The combination of these items results in a greater IFRS balance sheet provision for defined benefit pension and post retirement medical plans than under U.S. GAAP. Since the cumulative unrecognized net actuarial losses for the company are greater under U.S. GAAP than under IFRS, this results in greater amortization costs under U.S. GAAP.
b: Redundancy and Reorganizations
Certain amounts provided relating to redundancy and reorganization initiatives under IFRS must be expensed over the period of the related initiative under U.S. GAAP.
c: Acquisition Accounting
The company transitioned from U.K. GAAP to IFRS at January 1, 2004. Prior to this date, the U.K. GAAP treatment of goodwill arising on acquisitions prior to 1998 was to eliminate it directly against reserves. These amounts remain in reserves under IFRS. Goodwill arising in 1998 and after was capitalized and amortized through the transition date to IFRS.
Under U.S. GAAP, the amortization of goodwill and indefinite-lived intangible assets ceased at January 1, 2002, and the balances are carried forward at cost less provision for impairment in value. There is therefore a two-year period (2002 and 2003) under which the goodwill balances were amortized, while the U.S. GAAP balances were not.
Contingent consideration payable related to acquisitions is not recorded under U.S. GAAP until the applicable conditions have been satisfied. Discounting charges related to the contingent consideration that are recorded in interest expense are similarly not recorded under U.S. GAAP.

d: Taxation
Tax expense under U.S. GAAP has been adjusted to reflect the redundancy and reorganization differences (Note b), the additional retirement benefit plan cost (Note a), and the reduction in interest expense (Note c).
Deferred tax assets have been reduced to reflect the remaining redundancy and reorganization differences (Note b), the cumulative decrease in the retirement benefit plan cost (Note a), the cumulative decrease in interest expense (Note c), and share based payments excluding the mark-to-market tax valuation applied under IFRS.
The implementation of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48) as of January 1, 2007 increased the company’s tax contingencies liability and reduced opening U.S. GAAP retained earnings by $12.6 million. There were no material increases or decreases in unrecognized tax benefits during the nine month period ended September 30, 2007. Additional interest in the amount of $2.4 million has been included in the taxation net income reconciling item from IFRS to U.S. GAAP, resulting in a $15.0 million decrease from IFRS shareholders’ equity to arrive at U.S. GAAP shareholders’ equity as of September 30, 2007. Based on information currently available, the company does not anticipate any material changes in the liability within the next twelve months.
e. Consolidation of Variable Interest Entities
Compliance with FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB 51,” (FIN 46R) would result in a number of investment funds being consolidated into the company’s income statement and balance sheet under U.S. GAAP that are not consolidated under IFRS. For the nine months ended September 30, 2007, the main impact of consolidating these investment funds would be to increase investment income by $158.5 million (nine months ended September 30, 2006: $111.6 million) offset by a similar increase in profit attributable to minority interests. Consolidation also increases our investments as at September 30, 2007 by $1,395.6 million (December 31, 2006: $1,461.3 million) again offset by a similar increase in equity attributable to minority interests. Consolidation of these investment funds would not have a material impact on the profit attributable to equity holders of the parent as reported in the income statement nor the equity attributable to equity holders of the parent reported in the balance sheet.
f. Interim Dividend
Interim dividends are recognized when paid under IFRS but are accrued when declared under U.S. GAAP.

10.	Statutory financial statements

The financial information shown in this earnings release is unaudited and does not constitute statutory financial statements. The 2006 Annual Report, filed with the Registrar of Companies on May 26, 2007, includes an unqualified audit report in accordance with Section 235 of the Companies Act 1985. This audit report does not contain a statement under Section 237(2) or Section 237(3) of the Companies Act 1985.

INVESCO PLC
Quarterly Assets Under Management

(in billions)	Q307	Q207	% Change	Q306
Beginning Assets	$491.6	$471.2	4.3%	$413.8
Inflows	31.1	27.5	13.1%	16.3
Outflows	(30.9)	(26.8)	15.3%	(17.0)

Net flows	0.2	0.7	(71.4)%	(0.7)
Net flows in money market funds and other	5.7	1.8	216.7%	4.6
Market gains/reinvestment	4.1	12.8	(68.0)%	13.4
Acquisitions	—	—	n/a	6.3
Foreign currency	5.6	5.1	9.8%	3.2

Ending Assets	$507.2	$491.6	3.2%	$440.6

Average long-term AUM	428.4	422.8	1.3%	362.0
Average institutional money market AUM	66.3	61.5	7.8%	60.4

Average AUM	$494.7	$484.3	2.1%	$426.4

Net revenue yield on AUM (annualized)(a)	58.2bps	59.7bps		55.1bps
Net revenue yield on AUM before performance fees (annualized)	57.9bps	56.8bps		54.1bps

				Private
				Wealth
By channel: (in billions)	Total	Retail	Institutional	Management
June 30, 2007	$491.6	$256.1	$218.2	$17.3
Inflows	31.1	21.5	8.5	1.1
Outflows	(30.9)	(21.2)	(8.6)	(1.1)

Net flows	0.2	0.3	(0.1)	—
Net flows in money market funds and other	5.7	(0.1)	5.8	—
Market gains/reinvestment	4.1	1.8	2.0	0.3
Foreign currency	5.6	4.2	1.4	—

September 30, 2007	$507.2	$262.3	$227.3	$17.6

			Fixed		Money	Stable	Alter-
By asset class: (in billions)	Total	Equity(c)	Income	Balanced	Market	Value	natives(d)
June 30, 2007(b)	$491.6	$243.3	$42.9	$39.9	$64.8	$46.1	$54.6
Inflows	31.1	19.7	1.9	2.8	0.4	1.1	5.2
Outflows	(30.9)	(16.0)	(3.3)	(1.9)	(0.4)	(6.6)	(2.7)

Net flows	0.2	3.7	(1.4)	0.9	—	(5.5)	2.5
Net flows in money market funds and other	5.7	0.1	(0.6)	0.2	6.0	—	—
Market gains/reinvestment	4.1	2.5	0.9	(0.3)	0.1	0.3	0.6
Foreign currency	5.6	3.2	0.7	1.3	0.1	—	0.3

September 30, 2007	$507.2	$252.8	$42.5	$42.0	$71.0	$40.9	$58.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
June 30, 2007(b)	$491.6	$291.3	$48.8	$85.5	$36.6	$29.4
Inflows	31.1	12.7	1.4	4.6	5.3	7.1
Outflows	(30.9)	(17.9)	(1.5)	(2.5)	(5.6)	(3.4)

Net flows	0.2	(5.2)	(0.1)	2.1	(0.3)	3.7
Net flows in money market funds and other	5.7	6.5	—	(0.3)	(0.1)	(0.4)
Market gains/reinvestment	4.1	3.7	(2.7)	(0.5)	0.9	2.7
Foreign currency	5.6	—	3.2	0.9	0.8	0.7

September 30, 2007	$507.2	$296.3	$49.2	$87.7	$37.9	$36.1

(a)	Net revenue yield on AUM is equal to net revenue divided by average AUM.

(b)	The beginning balances were adjusted to reflect certain asset reclassifications.

(c)	Includes PowerShares’s ETF AUM ($13.8 billion at September 30, 2007), which are primarily invested in equity securities.

(d)	Assets have been restated beginning December 31, 2006 to reflect an amended definition of the alternative asset class. The alternative asset class includes real estate, private equity and absolute return strategies.

INVESCO PLC
Year-to-Date Assets Under Management

	September 30,	September 30,
(in billions)	2007	2006	% Change
Beginning Assets	$462.6	$386.3	19.8%
Inflows	89.0	62.9	41.5%
Outflows	(87.4)	(59.7)	46.4%

Net flows	1.6	3.2	(50.0)%
Net flows in money market funds and other	6.6	14.2	(53.5)%
Market gains/reinvestment	25.0	22.5	11.1%
Acquisitions	—	6.3	n/a
Foreign currency	11.4	8.1	40.7%

Ending Assets	$507.2	$440.6	15.1%

Average long-term AUM	419.6	352.4	19.1%
Average institutional money market AUM	63.5	62.1	2.3%

Average AUM	$483.1	$414.5	16.6%

Net revenue yield on AUM (annualized)(a)	58.3bps	56.6bps
Net revenue yield on AUM before performance fees (annualized)	56.8bps	54.8bps

				Private Wealth
By channel: (in billions)	Total	Retail	Institutional	Management
December 31, 2006	$462.6	$234.0	$211.8	$16.8
Inflows	89.0	63.7	21.5	3.8
Outflows	(87.4)	(58.9)	(24.3)	(4.2)

Net flows	1.6	4.8	(2.8)	(0.4)
Net flows in money market funds and other	6.6	(0.3)	6.9	—
Market gains/reinvestment	25.0	14.8	9.0	1.2
Foreign currency	11.4	9.0	2.4	—

September 30, 2007	$507.2	$262.3	$227.3	$17.6

			Fixed		Money	Stable	Alter-
By asset class: (in billions)	Total	Equity(c)	Income	Balanced	Market	Value	natives(d)
December 31, 2006(b)	$462.6	$217.5	$42.8	$38.2	$64.3	$46.9	$52.9
Inflows	89.0	55.5	8.3	7.9	1.1	3.5	12.7
Outflows	(87.4)	(45.8)	(11.8)	(7.2)	(1.6)	(10.8)	(10.2)

Net flows	1.6	9.7	(3.5)	0.7	(0.5)	(7.3)	2.5
Net flows in money market funds and other	6.6	(0.3)	0.3	(0.5)	7.1	—	—
Market gains/reinvestment	25.0	18.7	1.6	1.2	—	1.3	2.2
Foreign currency	11.4	7.2	1.3	2.4	0.1	—	0.4

September 30, 2007	$507.2	$252.8	$42.5	$42.0	$71.0	$40.9	$58.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2006(b)	$462.6	$280.5	$43.2	$74.6	$38.1	$26.2
Inflows	89.0	35.5	5.5	15.7	15.9	16.4
Outflows	(87.4)	(44.4)	(4.6)	(6.8)	(20.1)	(11.5)

Net flows	1.6	(8.9)	0.9	8.9	(4.2)	4.9
Net flows in money market funds and other	6.6	7.5	—	0.1	(0.3)	(0.7)
Market gains/reinvestment	25.0	17.2	(1.8)	2.0	2.5	5.1
Foreign currency	11.4	—	6.9	2.1	1.8	0.6

September 30, 2007	$507.2	$296.3	$49.2	$87.7	$37.9	$36.1

(a)	Net revenue yield on AUM is equal to net revenue divided by average AUM.

(b)	The beginning balances were adjusted to reflect certain asset reclassifications.

(c)	Includes PowerShares’s ETF AUM ($13.8 billion at September 30, 2007), which are primarily invested in equity securities.

(d)	Assets have been restated beginning December 31, 2006 to reflect an amended definition of the alternative asset class. The alternative asset class includes real estate, private equity and absolute return strategies.

INVESCO PLC
Additional Income and Expense Information
The quarterly results include the following items:

	2007			2006
$ millions	Q3	Q2	Q1	Q3	Q2	Q1

Operating items:
Management revenues:
— Performance fees	4.0	34.4	18.8	10.4	12.6	33.2
Compensation:
— Share-based payment cumulative adjustment for change in vesting assumptions	—	—	—	(41.1)	—	—
Property and office:
— Office space provision	(7.4)	—	—	—	—	—
General and administration:
— WL Ross intangible asset amortization	(5.0)	(15.0)	—	—	—	—